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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of Rainmaker Systems, Inc. of our report dated August 31, 1999, with respect to the financial statements and schedule of Rainmaker Systems, Inc. included in its Registration Statement (Form S-1 No. 333-86445), as amended on October 22, 1999, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

San Jose, California
November 11, 1999